Exhibit 10.2
FOR IMMEDIATE RELEASE
BROWN-FORMAN COMPLETES CASA HERRADURA ACQUISITION
FOR $776 MILLION
     Louisville, KY, January 18, 2007 — Brown-Forman Corporation and Grupo Industrial Herradura, S.A. de C.V. (Casa Herradura), announced today that Brown-Forman has completed its previously announced acquisition of substantially all of the assets of the Mexican tequila company for $776 million. The purchase price was originally agreed to be $876 million, but was subsequently amended by mutual agreement of the parties. The final price is subject to customary post-closing working capital adjustments.
     “We are very excited about this acquisition which gives us two strong brands competing at the super-premium and premium levels in the world’s largest tequila markets — the U.S. and Mexico,” said Brown-Forman Chief Executive Officer Paul C. Varga. “We believe Herradura, with its rich heritage, is a jewel in the Mexican tequila category. We expect these brands will help us advance our entire business within the growing Hispanic population of the U.S., and that the Casa Herradura infrastructure in Mexico gives Brown-Forman a strong business platform in yet another important international market,” stated Varga.
     Brown-Forman expects that the earnings dilution as a result of this acquisition will be $0.14 to $0.18 cents per share for Fiscal 2007, which ends on April 30, 2007. This increase over the earlier estimate of $0.08 to $0.12 cents is the result of expected lower profitability of the business in Mexico; higher upfront transition costs, including the purchase of U.S. distributor inventory; and the effect of amortizing the buy-out of U.S. distribution rights for the Tequila Herradura brand over the next five years. These higher costs are anticipated to be partially offset by lower interest expense.
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

     Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel’s, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, and Hartmann Luggage.
Important Note on Forward-Looking Statements:
This release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “expect,” “believe,” “intend,” “estimate,” “will,” “anticipate,” and “project,” and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman’s historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:
•	changes in general economic conditions, particularly in the United States where we earn a significant portion of our profits;
•	lower consumer confidence or purchasing in the wake of catastrophic events;
•	tax increases, whether at the federal or state level or in major international markets and/or tariff barriers or other restrictions affecting beverage alcohol;
•	limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or globally;
•	adverse developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our industry conspired to promote the consumption of alcohol by those under the legal drinking age;
•	a strengthening U.S. dollar against foreign currencies, especially the British Pound, Euro, Australian Dollar, and the Mexican Peso;
•	reduced bar, restaurant, hotel and travel business, including travel retail, in the wake of terrorist attacks;
•	lower consumer confidence or purchasing associated with high energy prices;
•	longer-term, a change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
•	changes in distribution arrangements in major markets that limit our ability to market or sell our products;
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

•	increases in the price of energy or raw materials, including grapes, grain, wood, glass, and plastic;
•	excess wine inventories or a world-wide oversupply of grapes;
•	termination of our rights to distribute and market agency brands included in our portfolio;
•	counterfeit production of our products could adversely affect our intellectual property rights, brand equity and operating results;
•	adverse developments as a result of state investigations of beverage alcohol industry trade practices of suppliers, distributors and retailers.
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM